UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 7, 2026

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
222 Berkeley Street
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
4.125% Senior Notes due 2027	AMT 27F	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
3.900% Senior Notes due 2030	AMT 30D	New York Stock Exchange
4.625% Senior Notes due 2031	AMT 31B	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
3.625% Senior Notes due 2032	AMT 32B	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange
4.100% Senior Notes due 2034	AMT 34A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01    Entry into a Material Definitive Agreement.

On May 7, 2026, American Tower Corporation (the “Company”) entered into three separate amendment agreements (each an “Amendment” and collectively, the “Amendments”) to amend the agreements for each of its (i) $6.0 billion senior unsecured multicurrency revolving credit facility, as amended and restated on December 8, 2021, as further amended, with Toronto Dominion (Texas) LLC (“TD”) as Administrative Agent (as defined therein) (the “2021 Multicurrency Credit Facility”), (ii) $4.0 billion senior unsecured revolving credit facility, as amended and restated on December 8, 2021, as further amended, with TD as Administrative Agent (as defined therein) (the “2021 Credit Facility”) and (iii) $1.0 billion unsecured term loan, as amended and restated on December 8, 2021, as further amended, with Mizuho Bank, Ltd. as Administrative Agent (as defined therein) (the “2021 Term Loan” and, collectively with the 2021 Multicurrency Credit Facility and the 2021 Credit Facility, the “Loans”).

The Amendments to the Loans, among other things:

i.extend the maturity dates of the 2021 Multicurrency Credit Facility, the 2021 Credit Facility and the 2021 Term Loan to May 1, 2029, May 1, 2031 and May 1, 2029, respectively;

ii.include limited conditionality provisions in the 2021 Multicurrency Credit Facility, permitting the Company to borrow up to $5.0 billion in connection with certain acquisitions subject to such limited conditionality provisions;

iii.increase the swingline sublimit under each of the 2021 Multicurrency Credit Facility and the 2021 Credit Facility from $50.0 million to $100.0 million;

iv.amend the covenant governing the incurrence of liens under each of the Loans to permit the incurrence of liens securing indebtedness in an aggregate amount not to exceed the 3.5x ratio of Senior Secured Debt to Adjusted EBITDA (each as defined in each of the Loans); and

v.amend the covenant governing the incurrence of indebtedness under each of the Loans to restrict the incurrence of indebtedness to subsidiaries of the Company only.

Except as described above, all of the other material terms of the Loans remain in full force and effect.

The foregoing description is only a summary of certain provisions of the Amendments and is qualified in its entirety by the terms of the Amendments, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	May 7, 2026	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer